Ex. 4.04                                                          CONFORMED COPY


                    THIRD AMENDMENT dated as of April 9, 1998 (this
               "Amendment"), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware
                ---------
               corporation (the "Borrower"), the undersigned financial
                                 --------
               institutions party to the Credit Agreement referred to below (the "Lenders"), and THE CHASE MANHATTAN BANK, as agent for the
                -------
               Lenders (in such capacity, the "Agent").
                                               -----

          A. Reference is made to the Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997, as amended (the "Credit Agreement") among the Borrower, the Lenders and the Agent. Capitalized
 ----------------
terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Article I. (a) The definition of "Change in
                      -----------------------                        ---------
Control" contained in Article I of the Credit Agreement is hereby amended by (i)
-------
inserting "(i)" immediately prior to "such" in the fourteenth line thereof and
(ii) inserting the following immediately prior to the ";" in clause (a) thereof:
"or (ii) in the case of the Baron Entities only, the letter agreement dated February 4, 1998, between the Borrower and the Baron Entities remains in effect and the Baron Entities are in compliance therewith".

     (b) Article I of the Credit Agreement is hereby amended to add the following terms in their proper alphabetical order:

     "Offering Memorandum Draft" shall have the meaning assigned to such term in
      -------------------------
     Section 6.01(i).

     "Senior Notes" shall have the meaning assigned to such term in Section
      ------------
     6.01(i).

     "Senior Note Documents" shall mean the indenture or indentures under which
      ---------------------
     the Senior Notes are issued and all other instruments, agreements and documents evidencing, guaranteeing or providing for the terms and conditions of the Senior Notes.
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                                                                               2

          SECTION 2.  Amendment to Section 6.01.  Section 6.01 of the Credit
                      --------------------------
Agreement is hereby amended by replacing clause (i) thereof with the following:

     (i) Indebtedness of the Borrower represented by senior unsecured notes (the "Senior Notes") in an aggregate principal amount not to exceed $100,000,000
      ------------
     on substantially the terms (including tenor, covenants and events of default) described in the draft dated April 9, 1998 of the Offering Memorandum relating to such notes (the "Offering Memorandum Draft") and
                                             -------------------------
     Indebtedness of the Subsidiaries consisting of Guarantees of the Senior Notes; provided that no Subsidiary shall Guarantee the Senior Notes unless
            --------
     it shall have also Guaranteed the Obligations on a pari passu basis.

          SECTION 3.  Amendment to Section 6.04.  Section 6.04 of the Credit
                      --------------------------
Agreement is hereby amended by deleting the reference to "(h)" in clause (d) thereof.

          SECTION 4.  Amendment to Section 6.12.  Section 6.12 of the Credit
                      --------------------------
Agreement is hereby amended by replacing the "." at the end thereof with ";provided that the foregoing shall not apply to any prohibitions or
  --------
requirements set forth in any Loan Document or set forth in the Senior Note Documents and described in the Offering Memorandum Draft."

          SECTION 5.  Representations, Warranties and Agreements.  The Borrower
                      -------------------------------------------
hereby represents and warrants to and agrees with each Lender and the Agent that:

          (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment.

          (c) The execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all requisite action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or
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                                                                               3

     by-laws of the Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other agreement or instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

          (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principals of equity.

          (e) As of the Amendment Effective Date, no Event of Default or Default has occurred and is continuing.

          SECTION 6.  Conditions to Effectiveness.  This Amendment shall become
                      ----------------------------
effective on the date of the satisfaction in full of the following conditions precedent (the "Amendment Effective Date"):
                ------------------------

          (a) The Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Required Lenders.

          (b) All legal matters incident to this Amendment shall be satisfactory to the Required Lenders, the Agent and Cravath, Swaine & Moore, counsel for the Agent.

          (d) The Agent shall have received such other documents, instruments and certificates as it or its counsel shall reasonably request.

          SECTION 7.  Credit Agreement.  Except as specifically stated herein,
                      -----------------
the Credit Agreement shall continue in full force and effect in accordance with the
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                                                                               4

provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Loan Agreement as modified hereby.

          SECTION 8.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                      ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.  Counterparts.  This Amendment may be executed in any
                      -------------
number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 10. Expenses.  The Borrower agrees to reimburse the Agent for
                      ---------
its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                           CHOICE HOTELS INTERNATIONAL, INC.

                                             by
                                                 /s/ Michael J. DeSantis
                                                ----------------------------
                                                Name:  Michael J. DeSantis
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary

                                           THE CHASE MANHATTAN BANK,
                                           individually and as Issuing Bank
                                           and Agent

                                             by
                                                /s/ Karen M. Sharf
                                                ----------------------------
                                                Name:  Karen M. Sharf
                                                Title: Vice President

                                        BANK OF TOKYO - MITSUBISHI TRUST COMPANY

                                          by

                                             ---------------------------------
                                             Name:
                                             Title:


                                         CRESTAR BANK

                                          by
                                             /s/ Greg D. Wheeless
                                             ---------------------------------
                                             Name:  Greg D. Wheeless
                                             Title: Senior Vice President


                                        THE DAI-ICHI KANGYO BANK, LTD.

                                          by
                                             /s/ Bertram Tang
                                             ---------------------------------
                                             Name:  Bertram Tang
                                             Title: Vice President


                                        FIRST NATIONAL BANK OF MARYLAND

                                          by
                                             /s/ Michael B. Stueck
                                             ---------------------------------
                                             Name:  Michael B. Stueck
                                             Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                          by
                                             /s/ Monica Sevila
                                             ---------------------------------
                                             Name:  Monica Sevila
                                             Title: Assistant Vice President


                                        THE FUJI BANK, LIMITED

                                          by
                                             /s/ Raymond Ventura
                                             ---------------------------------
                                             Name:  Raymond Ventura
                                             Title: Vice President & Manager

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, NEW YORK BRANCH

                                          by
                                             /s/ John V. Veltri
                                             ---------------------------------
                                             Name:  John V. Veltri
                                             Title: Joint General Manager


                                       THE LONG TERM CREDIT BANK OF JAPAN,
                                       LTD., NEW YORK BRANCH

                                          by
                                             /s/ Nozomi Moue
                                             ---------------------------------
                                             Name:  Nozomi Moue
                                             Title: Deputy General Manager

                                       MELLON BANK, N.A.

                                          by
                                             /s/ Laurie G. Dunn
                                             ---------------------------------
                                             Name:  Laurie G. Dunn
                                             Title: Vice President


                                       NATIONSBANK, N.A.

                                          by
                                             /s/ Michael R. Heredia
                                             ---------------------------------
                                             Name:  Michael R. Heredia
                                             Title: Senior Vice President


                                       THE SANWA BANK, LIMITED,
                                       NEW YORK BRANCH

                                          by
                                             /s/ Dominic J. Sorresso
                                             ---------------------------------
                                             Name:  Dominic J. Sorresso
                                             Title: Vice President


                                       SUMMIT BANK

                                          by
                                             /s/ Carter E. Evans
                                             ---------------------------------
                                             Name:  Carter E. Evans
                                             Title: Vice President

                                       THE TOYO TRUST & BANKING COMPANY,
                                       LTD., NEW YORK BRANCH

                                          by
                                             _________________________________
                                             Name:
                                             Title:

                                          by
                                             _________________________________
                                             Name:
                                             Title: